                                                                    EXHIBIT 10.1






                      SERIES A AND SERIES B PREFERRED STOCK

                               PURCHASE AGREEMENT

                           REQUISITE TECHNOLOGY, INC.

                                                                                     PAGE
SECTION 1.  AGREEMENT TO SELL AND PURCHASE............................................1

         1.1.     Authorization of Shares.............................................1
         1.2.     Sale and Purchase...................................................1

SECTION 2.  CLOSING, DELIVERY AND PAYMENT.............................................2

         2.1.     Closing.............................................................2
         2.2.     Delivery............................................................2
         2.3.     Subsequent Sales of Series B Stock..................................2
         2.4      Termination of Prior Agreements.....................................3

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................3

         3.1.     Organization, Good Standing and Qualification.......................3
         3.2.     Capitalization; Voting Rights.......................................3
         3.3.     Authorization; Binding Obligations..................................4
         3.4.     Financial Statements................................................4
         3.5.     Liabilities.........................................................4
         3.6.     Agreements; Action..................................................5
         3.7.     Obligations to Related Parties......................................5
         3.8.     Changes.............................................................6
         3.9.     Title to Properties and Assets; Liens, etc..........................7
         3.10.    Patents and Trademarks..............................................7
         3.11.    Compliance with Other Instruments...................................7
         3.12.    Litigation..........................................................8
         3.13.    Tax Returns and Payments............................................8
         3.14     Employees...........................................................8
         3.15.    Non-Competition and Non-Disclosure Agreements.......................9
         3.16.    Obligations of Management...........................................9
         3.17.    Registration Rights.................................................9
         3.18.    Compliance with Laws; Permits.......................................9
         3.19.    Environmental and Safety Laws.......................................9
         3.20.    Offering Valid......................................................9
         3.21.    Full Disclosure.....................................................9
         3.22.    Qualified Small Business...........................................10
         3.23.    Minute Books.......................................................10
         3.24.    Section 83(b) Elections............................................10
         3.25.    Real Property Holding Corporation..................................10
         3.26.    Insurance..........................................................10
         3.27.    Investment Company Act.............................................10

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.........................10

         4.1.     Requisite Power and Authority......................................11
         4.2.     Investment Representations.........................................11
         4.3.     Transfer Restrictions..............................................12

SECTION 5.  CONDITIONS TO CLOSING....................................................12

         5.1.     Conditions to Purchasers' Obligations at the Closing...............12
         5.2.     Conditions to Obligations of the Company...........................14

SECTION 6.  MISCELLANEOUS............................................................14


                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                     PAGE
         6.1.     Governing Law......................................................14
         6.2.     Survival...........................................................14
         6.3.     Successors and Assigns.............................................14
         6.4.     Entire Agreement...................................................15
         6.5.     Severability.......................................................15
         6.6.     Amendment and Waiver...............................................15
         6.7.     Delays or Omissions................................................15
         6.8.     Notices............................................................15
         6.9.     Expenses...........................................................16
         6.10.    Attorneys' Fees....................................................16
         6.11.    Titles and Subtitles...............................................16
         6.12.    Counterparts.......................................................16
         6.13.    Broker's Fees......................................................16
         6.14.    Exculpation Among Purchasers.......................................16
         6.15.    Pronouns...........................................................16



                                       ii.

                                INDEX OF EXHIBITS

Schedule of Purchasers                                                          Exhibit A

Restated Certificate                                                            Exhibit B

Form of First Warrant                                                           Exhibit C

Second Amended and Restated Software Development Agreement between              Exhibit D
Company and DRC

Technology Transfer Agreement between the Company and CEI                       Exhibit E

Schedule of Exceptions                                                          Exhibit F

Investor Rights Agreement                                                       Exhibit G

Shareholders Agreement                                                          Exhibit H

List of Shareholders and Optionholders                                          Exhibit I

Financial Statements                                                            Exhibit J

Non-Competition and Non-Disclosure Agreement                                    Exhibit K

Form of Legal Opinion                                                           Exhibit L

Form of Stock Restriction Agreement                                             Exhibit M

Form of Right of First Refusal                                                  Exhibit N

Form of Second Warrant                                                          Exhibit O


                                       i.

                      SERIES A AND SERIES B PREFERRED STOCK

                               PURCHASE AGREEMENT

         THIS SERIES A AND SERIES B PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of this ____ day of July, 1996, by and among REQUISITE TECHNOLOGY, INC., a Delaware corporation (the "Company") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of (i) an aggregate of 189,630 shares of its Series A Preferred Stock (the "Series A Stock"); (ii) a warrant to purchase up to an aggregate of 147,790 shares of Series A Stock to be issued to Corporate Express, Inc. ("CEI") (the "First Warrant"); (iii) a warrant to purchase up to an aggregate of 20,000 shares of Common Stock to be issued to CEI (the "Second Warrant") (the First Warrant and the Second Warrant shall collectively be referred to hereinafter as the "CEI Warrants") and (iv) an aggregate of 2,408,839 shares of its Series B Preferred Stock (the "Series B Stock") (the Series A Stock and the Series B Stock described above shall collectively be referred to hereinafter as the "Shares");

         WHEREAS, Purchasers desire to purchase the Shares, and CEI desires to purchase the CEI Warrants, on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Shares to Purchasers, and the CEI Warrants to CEI, on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1.  AGREEMENT TO SELL AND PURCHASE.

         1.1. AUTHORIZATION OF SHARES. On or prior to the Closing (as defined in
Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchasers of the Shares, (ii) the sale and issuance of the CEI Warrants to CEI,
(iii) the issuance of Series A Stock to be issued pursuant to the exercise of the First Warrant (the "Warrant Shares") and (iv) the issuance of such shares of Common Stock to be issued upon conversion of the Shares and the Warrant Shares and upon exercise of the Second Warrant (the "Conversion Shares"). The Shares, the Warrant Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate of Incorporation of the Company, as amended, in the form attached hereto as Exhibit B (the "Restated Certificate"). The First Warrant shall be in the form and have the rights set forth in the form of warrant agreement attached hereto as Exhibit C and the Second Warrant shall be in the form and have the rights set forth in the form of warrant agreement attached hereto as Exhibit O.

         1.2. SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Initial Closing (as hereinafter defined) the Company hereby agrees to (i) issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on Exhibit A (collectively, the "Initial Shares"), at an


                                       1.

aggregate purchase price as set forth on the Schedule of Purchasers and (ii) to issue the CEI Warrants to CEI.

SECTION 2.  CLOSING, DELIVERY AND PAYMENT.

         2.1. CLOSING. The closing of the sale and purchase of the Initial Shares under this Agreement (the "Initial Closing") shall take place at 5:00 p.m. on the date hereof, at the offices of Chrisman Bynum & Johnson, 1900 Fifteenth Street, Boulder, Colorado 80302, or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "Initial Closing Date").

         2.2. DELIVERY. At the Initial Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Initial Shares to be purchased at the Closing by each Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, cancellation of indebtedness, any combination of the foregoing or by contribution of certain technology pursuant to Section 2.3(b) below; provided, however, that the shares of Series A Stock being purchased hereunder by CEI shall be made solely by conversion of the outstanding principal amount of $256,000 together with all accrued interest owing under that certain Convertible Note, dated November 23, 1994 and the shares of Series B Stock being purchased hereunder by CEI shall be made solely by conversion of the outstanding principal amount of $250,000 together with all accrued interest under those certain Convertible Promissory Notes, dated November 21, 1995, January 5, 1996, January 24, 1996, February 20, 1996 and April 2, 1996 (collectively, all such notes shall be referred to as the "CEI Notes").

         2.3. SUBSEQUENT SALES OF SERIES B STOCK.

                  (a) At any time on or before August 1, 1996, the Company may sell (the "Second Closing") up to 276,243 shares of Series B Stock to an investment fund to be formed by Thomas G. Washing (the "Washing Fund") at a price of $1.81 per share. In the event that the Washing Fund has not purchased all of such 276,243 shares by such date, then Mohr, Davidow Ventures or an affiliated entity shall have the option until December 31, 1996, at its sole discretion, to purchase any or all of such shares that are not purchased by the Washing Fund. The option may be exercised by delivery to the Company of (i) written notice and (ii) within thirty days of such written notice, a check or wire transfer to the Company in the full amount of the exercise price.

                  (b) The Company shall issue (each a "Subsequent Closing") up to 118,784 shares of Series B Stock to Distribution Resources Company ("DRC"), upon satisfaction of and pursuant to the terms and conditions set forth in Sections 5(b) and 5(c) of that certain Second Amended and Restated Software Development Agreement between the Company and DRC, dated as of June 28, 1996, a copy of which is attached hereto as Exhibit D (the "DRC Agreement"). Additionally, the Company shall issue up to 121,547 shares of Series B Stock to CEI as follows: (i) 60,773 shares of Series B Stock shall be issued to CEI upon satisfaction by DRC of the terms and conditions set forth in Section 5(b) of the DRC Agreement and (ii) 60,774 shares of Series B Stock shall be issued to CEI upon satisfaction by DRC of the terms and conditions set forth in Section 5(c) of the DRC Agreement.



                                       2.

                  (c) All sales made pursuant to Sections 2.3(a) and 2.3(b) shall be made on the terms and conditions set forth in this Agreement. All shares of Series B Stock sold pursuant to Sections 2.3(a) and 2.3(b) shall be deemed to be "Shares" for all purposes under this Agreement and any purchasers thereof shall be deemed to be "Purchasers" for all purposes under this Agreement.

         2.4 TERMINATION OF PRIOR AGREEMENTS. The Company and CEI hereby agree that, effective upon the date hereof, the Convertible Loan Agreement dated November 23, 1994, as amended on November 21, 1995, December 8, 1995, December 15, 1995, January 12, 1996, February 9, 1996 and April 30, 1996, (the "CEI Loan Agreement") is terminated and shall be of no further force and effect. CEI hereby acknowledges that its right to purchase the shares of Series B Stock set forth on Schedule A hereto shall satisfy in full any and all rights CEI may have under the CEI Loan Agreement (and any other agreement) to purchase shares of Series B Stock being sold to the Purchasers hereunder and waives any and all rights to purchase any additional shares of Series B Stock. CEI and DRC further acknowledge and agree that, except as may be granted under this Agreement and the Related Agreements (defined below), (i) neither of such parties shall have any options, warrants, rights or agreements of any kind for the purchase or acquisition from the Company of any of its securities, and (ii) all voting, dividend, liquidation, redemption, registration or similar rights held by CEI or DRC of any type are hereby terminated in their entirety. CEI and DRC further acknowledge that upon exchange of the CEI Notes all indebtedness owing to CEI and DRC from the Company shall be repaid in full.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as set forth on the Schedule of Exceptions attached hereto as Exhibit F, the Company hereby represents and warrants to each Purchaser as follows:

         3.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Investor Rights Agreement in the form attached hereto as Exhibit G (the "Investor Rights Agreement"), and the Shareholders Agreement attached hereto as Exhibit H (the "Shareholders Agreement") (collectively, the "Related Agreements"), to issue and sell the Shares and the Conversion Shares and to carry out the provisions of this Agreement, the Related Agreements and the Restated Certificate and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in Colorado and all other jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. The Company owns no equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

         3.2. CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of 10,000,000 shares of Common Stock, 1,798,347 shares of which are issued and outstanding and 640,000 shares of which are reserved for future issuance to key employees and consultants pursuant to the Company's 1995 Stock Option Plan, of which 340,000 remain available for issuance under such plan, and 2,746,259 shares of Preferred Stock, 337,420 of which are designated Series A Preferred Stock, none of which are issued and outstanding, and 2,408,839 of which are designated Series B Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock (i) have been duly authorized and validly issued to




                                       3.

the persons listed on Exhibit I hereto, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Certificate. The Conversion Shares have been duly and validly reserved for issuance. Other than as set forth on Exhibit I, and except as may be granted pursuant to the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Restated Certificate, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

         3.3. AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Certificate has been taken or will be taken prior to the Closing. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions in Section 2.9 of the Investor Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         3.4. FINANCIAL STATEMENTS. The Company has delivered to each Purchaser
(i) its reviewed but not audited balance sheet as at December 31, 1995 and reviewed but not audited statement of income and cash flows for the twelve months ending December 31, 1995 and (ii) its unaudited balance sheet as at June 30, 1996 (the "Statement Date") and unaudited consolidated statement of income and cash flows for the six month period ending on the Statement Date (collectively, the "Financial Statements"), copies of which are attached hereto as Exhibit J. The Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of December 31, 1995 and the Statement Date; provided, however, that the financial statements as of the Statement Date are subject to normal recurring year-end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.

         3.5. LIABILITIES. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse.



                                       4.

         3.6. AGREEMENTS; ACTION.

                  (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                  (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000 or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or
(iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

                  (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  (e) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

         3.7. OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to officers, directors, shareholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or shareholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business



                                       5.

relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or shareholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         3.8. CHANGES. Since the Statement Date, there has not been to the Company's knowledge:

                  (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

                  (b) Any resignation or termination of any key officers of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                  (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                  (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

                  (f) Any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                  (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

                  (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

                  (i) Any labor organization activity;

                  (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;



                                       6.

                  (l) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company, including compensation agreements with the Company's employees; or

                  (m) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company.

         3.9. TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

         3.10. PATENTS AND TRADEMARKS. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

         3.11. COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Restated Certificate or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with this



                                       7.

Agreement, and the Related Agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Articles, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         3.12. LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company that questions the validity of this Agreement, or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         3.13. TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

         3.14. EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. No employee has any agreement or contract, written or verbal, regarding his employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment



                                       8.

with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

         3.15. NON-COMPETITION AND NON-DISCLOSURE AGREEMENTS. Each former and current employee, officer and consultant of the Company has executed a Non-Competition and Non-Disclosure Agreement in one of the forms attached as Exhibit K hereto.

         3.16. OBLIGATIONS OF MANAGEMENT. Each officer of the Company is currently devoting one hundred percent (100%) of his business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company planning to work less than full time at the Company in the future.

         3.17. REGISTRATION RIGHTS. Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investor Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

         3.18. COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

         3.19. ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         3.20. OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act.

         3.21. FULL DISCLOSURE. This Agreement, the Exhibits hereto, the Related Agreements and all other documents delivered by the Company to Purchasers or their attorneys or agents in connection



                                       9.

herewith or therewith or with the transactions contemplated hereby or thereby, do not contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. The Business Plan, dated March 25, 1996 (the "Business Plan") provided to each of the Purchasers was prepared by the management of the Company in a good faith effort to describe the Company's proposed business and products and the markets therefore. The assumptions applied in preparing the Business Plan appeared reasonable to management as of the date thereof and as of the date hereof; however, there is no assurance that these assumptions will prove to be valid or that the objectives set forth in the Business Plan will be achieved. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in the Agreement, the Exhibits hereto, the Related Agreements or in other documents delivered to Purchasers or their attorneys or agents in connection herewith.

         3.22. QUALIFIED SMALL BUSINESS. The Company represents and warrants to the Purchasers that, to the best of its knowledge, the Shares should qualify as "Qualified Small Business Stock" as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code") as of the date hereof. The Company will use reasonable efforts to comply with the reporting and record keeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations, and agrees not to repurchase any stock of the Company if such repurchase would cause such Shares not to so qualify as "Qualified Small Business Stock."

         3.23. MINUTE BOOKS. The minute books of the Company provided to the Purchasers contain a complete summary of all meetings of directors and shareholders since the time of incorporation.

         3.24. SECTION 83(b) ELECTIONS. To the Company's knowledge, all elections and notices permitted by Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws have been timely filed by all employees who have purchased shares of the Company's common stock under agreements that provide for the vesting of such shares.

         3.25. REAL PROPERTY HOLDING CORPORATION. The Company is not a real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

         3.26. INSURANCE. The Company has or will obtain promptly following the Initial Closing fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

         3.27. INVESTMENT COMPANY ACT. The Company is not an "investment company", or a company "controlled" by an "investment", within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         Each Purchaser hereby represents and warrants to the Company as of each Closing in which such Purchaser participates, as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):


                                      10.

         4.1. REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of the indemnification provisions of Section 2.9 of the Investor Rights Agreement may be limited by applicable laws.

         4.2. INVESTMENT REPRESENTATIONS. Purchaser understands that the Shares, the Warrant Shares and the Conversion Shares have not been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                  (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Warrant Shares or Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Warrant Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares, the Warrant Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                  (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

                  (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                  (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (e) COMPANY INFORMATION. Purchaser has received and read the Financial Statements and Business Plan and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.



                                      11.

                  (f) RULE 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Warrant Shares and the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (g) RESIDENCE. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

         4.3. TRANSFER RESTRICTIONS. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Warrant Shares and the Conversion Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

SECTION 5.  CONDITIONS TO CLOSING.

         5.1. CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Purchasers' obligations to purchase the Shares at the Initial Closing are subject to the satisfaction, at or prior to Initial Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of Initial Closing Date with the same force and effect as if they had been made as of Initial Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                  (b) LEGAL INVESTMENT. On the Initial Closing Date, the sale and issuance of the Shares and the Warrant, and the proposed issuance of the Conversion Shares and the Warrant Shares, shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

                  (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Initial Closing).

                  (d) FILING OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

                  (e) CORPORATE DOCUMENTS. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.



                                      12.

                  (f) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

                  (g) RESERVATION OF WARRANT SHARES. The Warrant Shares issuable upon exercise of the First Warrant, and the Common Stock issuable upon exercise of the Second Warrant, shall have been duly authorized and reserved for issuance upon such exercise.

                  (h) AMENDMENT OF BYLAWS AND 1995 STOCK OPTION PLAN. The Company shall have amended its Bylaws and its 1995 Stock Option Plan to provide that the Company shall have a right of first refusal on the sale, assignment, pledge or transfer in any manner of the shares of Common Stock of the Company in the form attached hereto as Exhibit N. Additionally, all current optionholders and Messrs. Goedde, Hill, Murphy, Jerde and Ford shall have agreed to the imposition of such right of first refusal on the shares of Common Stock held or to be acquired by such persons.

                  (i) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the date of the Closing, to the effect that the conditions specified in subsections (a), (c), (d), (f), (g) and (h) of this Section 5.1 have been satisfied.

                  (j) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as Exhibit G shall have been executed and delivered by the parties thereto.

                  (k) SHAREHOLDERS AGREEMENT. A Shareholders Agreement substantially in the form attached hereto as Exhibit H shall have been executed and delivered by the parties thereto.

                  (l) BOARD OF DIRECTORS. Upon the Closing, the authorized size of the Board of Directors of the Company shall be six members and the Board shall consist of Paul Jerde, Geoffrey Goedde, Nancy Schoendorf, Derek Proudian, Thomas G. Washing and Michael Jones.

                  (m) LEGAL OPINION. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit L.

                  (n) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (o) STOCK RESTRICTION AGREEMENT. Each of Geoffrey Goedde, Scott Ford, Michael Murphy and Larry Hill shall have entered into a Stock Restriction Agreement in substantially the form attached hereto as Exhibit M.

                  (p) DRC AND CEI AGREEMENTS. The Company and DRC shall have entered into the DRC Agreement, a copy of which is attached hereto as Exhibit D. The Company and CEI shall have entered into that certain Technology Transfer Agreement, a copy of which is attached hereto as Exhibit E.



                                      13.

         5.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Purchasers in Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

                  (b) PERFORMANCE OF OBLIGATIONS. Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchasers on or before the Closing.

                  (c) FILING OF RESTATED CERTIFICATE. The Restated Articles shall have been filed with the Secretary of State of the State of Delaware.

                  (d) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as Exhibit G shall have been executed and delivered by the Purchasers.

                  (e) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

SECTION 6.  MISCELLANEOUS.

         6.1. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and performed entirely in Delaware.

         6.2. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         6.3. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.



                                      14.

         6.4. ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         6.5. SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.6. AMENDMENT AND WAIVER.

                  (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                  (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

         6.7. DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements or the Restated Certificate, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Related Agreements or under the Restated Certificate or any waiver on such party's part of any provisions or conditions of the Agreement, the Related Agreements, or the Restated Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements, the Restated Certificate, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         6.8. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.



                                      15.

         6.9. EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. The Company shall, at the Closing, reimburse the reasonable fees and expenses of Cooley Godward Castro Huddleson & Tatum, counsel to Mohr Davidow Ventures, incurred in connection with the negotiation, execution, delivery and performance of this Agreement.

         6.10. ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         6.11. TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         6.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         6.13. BROKER'S FEES. Other than the finder's fee payable to Thomas G. Washing, which shall be payable solely by the Company, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this
Section 6.13 being untrue.

         6.14. EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

         6.15. PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]



                                      16.

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES A AND SERIES B PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                PURCHASERS:

  REQUISITE TECHNOLOGY, INC.            MOHR, DAVIDOW VENTURES IV, L.P.
                                        BY:  FOURTH MDV PARTNERS, L.L.C.,
                                             GENERAL PARTNER



  By:                                   By: /s/ NANCY J. SCHOENDORF
     ----------------------------          -------------------------------
           Member                                   Member


                                        MDV IV ENTREPRENEURS' NETWORK FUND, L.P.
                                        BY:   FOURTH MDV PARTNERS, L.L.C.,
                                                   GENERAL PARTNER


                                        By: /s/ NANCY J. SCHOENDORF
                                           -----------------------------------
                                                    Member

                                        /s/ JEFFREY R. JERDE
                                        --------------------------------------
                                        Jeffrey R. Jerde

                                        /s/ PATRICIA A. JERDE
                                        --------------------------------------
                                        Patricia A. Jerde

                                        /s/ LAWRENCE N. PECKHAM
                                        --------------------------------------
                                        Lawrence N. Peckham

                                        /s/ TRESSA C. PECKHAM
                                        --------------------------------------
                                        Tressa C. Peckham

                                        /s/ THOMAS G. WASHING
                                        --------------------------------------
                                        THOMAS G. WASHING

                                        CORPORATE EXPRESS, INC.


                                        By: /s/ MICHAEL JONES
                                           -----------------------------------
                                        Name: Michael Jones
                                             ---------------------------------
                                        Title: VP - Information Systems
                                              --------------------------------

                                        DISTRIBUTION RESOURCES COMPANY


                                        By: /s/ DON KIRKPATRICK
                                           -----------------------------------
                                        Name: Don Kirkpatrick
                                             ---------------------------------
                                        Title:      Chairman
                                              --------------------------------

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                             INITIAL CLOSING SHARES

                                            SERIES A   SERIES B                            AGGREGATE
             NAME AND ADDRESS                STOCK      STOCK            CASH            PURCHASE PRICE
             ----------------                -----      -----            ----            --------------
Mohr, Davidow Ventures IV, L.P.                0      1,591,161      $2,539,004.78      $2,880,001.41(1)
3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, CA  94025
Attn:  Nancy J. Schoendorf

MDV IV Entrepreneurs' Network Fund, L.P.       0         66,298        $105,791.11      $  119,999.38(2)
3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, CA  94025
Attn:  Nancy J. Schoendorf

Jeffrey R. and Patricia A. Jerde               0         55,248              $0.00      $   99,998.88(3)
Minnesota River School of Fine Arts
190 South River Ridge Circle
Burnsville, MN  55337

Lawrence N. and Tressa C. Peckham              0         13,812         $24,999.72        $ 24,999.72
601 St. Andrews Lane
Louisville, CO  80027

Thomas G. Washing                              0         27,624(4)      $49,999.44        $ 49,999.44
497 So. Cedar Brook Road
Boulder, CO  80304





---------

(1) Includes conversion of outstanding notes, dated April 26, 1996 and July 2, 1996, in the aggregate amount of $244,638.87 (including interest) and $96,357.76 (including interest), respectively.

(2) Includes conversion of outstanding notes, dated April 26, 1996 and July 2, 1996 in the aggregate amount of $10,193,39 (including interest) and $4,014.88 (including interest), respectively.

(3) Consists of conversion of an outstanding note, dated March 6, 1996. The unpaid principal and all accrued interest will be repaid by the Company upon the Initial Closing.

(4) Does not include the purchase of 276,243 shares of Series B Stock pursuant to section 2.3(a).



                                       1.

Corporate Express, Inc.            189,630(5)     138,122(6)     $0.00        (7)
325 Interlocken Parkway
Broomfield, CO  80021

Distribution Resources Company           0              0(8)     $0.00   $0.00
5340 South Quebec Street
Englewood, CO  80111
Attn:  Don Kirkpatrick





----------

(5) Additionally, CEI shall receive (i) the First Warrant to purchase 147,790 shares of Series A Stock at $.10 per share and (ii) the Second Warrant to purchase 20,000 shares of Common Stock at $.01 per share.

(6) Does not include the purchase of up to 121,547 shares of Series B Preferred stock pursuant to Section 2.3(b).

(7) Consists of conversion of an outstanding note (together with all accrued interest) in the amount of $256,000, dated November 23, 1994, for the purchase of Series A Stock and conversion of five outstanding notes (together with all accrued interest) in the aggregate amount of $250,000, dated as of November 21, 1995, January 5, 1996 January 24, 1996, February 20, 1996 and April 2, 1996 for the purchase of Series B Stock.

(8) Does not included purchase of up to 118,784 shares of Series B Stock pursuant to Section 2.3(b).


                                       2.

                           REQUISITE TECHNOLOGY, INC.

                               FIRST AMENDMENT TO
            SERIES A AND SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         This First Amendment to the Series A and Series B Preferred Stock Purchase Agreement, dated as of July 18, 1996 (the "Purchase Agreement") is entered into as of January 29, 1997, by and among Requisite Technology, Inc., a Delaware corporation (the "Company"), certain holders of the Company's Series B Preferred Stock (the "Initial Purchasers") and the additional purchasers set forth on the Schedule of Purchasers attached hereto as Exhibit A (the "Additional Purchasers").

                                    RECITALS

         WHEREAS, the Company, the Initial Purchasers and certain other persons entered into the Purchase Agreement pursuant to which the Initial Purchasers and such other purchasers purchased from the Company an aggregate of 1,892,265 shares of the Company's Series B Preferred Stock;

         WHEREAS, the Company wishes to sell to the Additional Purchasers, and the Additional Purchasers wish to purchase, an aggregate of 1,104,973 shares of the Company's Series B Preferred Stock; and

         WHEREAS, in accordance with Section 6.6 of the Purchase Agreement, the Company and the Initial Purchasers wish to amend the Purchase Agreement to include the Additional Purchasers as parties to such agreement and to permit the sale of up to an additional 1,104,973 shares of Series B Preferred Stock pursuant to this First Amendment.

         In consideration of the mutual agreements, covenants and considerations contained herein, the parties hereto agree as follows:

1.       PURCHASE AND SALE; CLOSING

         1.1 Subject to the terms and conditions hereof, and in reliance upon the representations contained herein or incorporated by reference, the Company hereby agrees to issue and sell to the Additional Purchasers, and the Additional Purchasers hereby agree to purchase from the Company, that number of shares of Series B Preferred Stock specified opposite the Additional Purchasers' names on the Schedule of Purchasers attached hereto as Exhibit A, at a purchase price of one dollar and eighty-one cents ($1.81) per share (the "Additional Shares").

         1.2 The closing of the sale and purchase of the Additional Shares (the "Second Closing") shall take place on the date hereof at the offices of Cooley Godward LLP, 2595 Canyon Blvd., Suite 250, Boulder, CO 80302, or at such other time or place as the Company and the Additional Purchaser may mutually agree. At the Second Closing, subject to the terms and



                                       1.

conditions hereof, the Company will deliver to the Additional Purchasers certificates representing the number of Additional Shares purchased by each such Additional Purchaser from the Company against payment by or on behalf of each such Additional Purchaser of the purchase price therefor by wire transfer, check made payable to the order of the Company or by such other means as shall be mutually agreeable to the Additional Purchasers and the Company.

2.       PURCHASE AGREEMENT

         2.1 All capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.

         2.2 The Purchase Agreement and the Schedule of Purchasers thereto are hereby amended (i) to include the Additional Purchasers as "Purchasers" for all purposes thereunder with the Additional Purchasers agreeing to be bound by all terms and conditions and making, as of the Second Closing, all representations and warranties therein, including, without limitation, the representations and warranties in Section 4 of the Purchase Agreement regarding investment intent, the Additional Purchasers' qualifications and other matters; (ii) the Additional Shares shall be deemed to be "Series B Stock" and "Shares" for all purposes under the Purchase Agreement; (iii) references in the Purchase Agreement to the "Closing" shall be deemed to refer to the Second Closing for purposes of the purchase hereunder by the Additional Purchasers of the Additional Shares.

         2.3 Section 2.3(a) is hereby amended and restated to read in full as follows:

             "At any time on or before January 31, 1997, the Company may sell (the "Second Closing") up to 1,104,973 shares of Series B Stock to an investment fund to be formed by Thomas G. Washing (the "Washing Fund") and such other investors as may be mutually agreed to by the Company, Mohr Davidow Ventures and the Washing Fund at a price of $1.81 per share."

         2.4 Section 3.2 of the Purchase Agreement is hereby amended to read in full as follows:

             "3.2 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of 10,000,000 shares of Common Stock, 1,898,347 shares of which are issued and outstanding and 1,125,000 shares of which are reserved for future issuance to key employees and consultants pursuant to the Company's 1995 Stock Option Plan, of which 241,500 remain available for issuance under such plan, and 3,469,955 shares of Preferred Stock, 337,420 of which are designated Series A Preferred Stock, 189,630 shares of which are issued and outstanding, and 3,132,535 of which are designated Series B Preferred Stock, 2,013,812 shares of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock and Preferred Stock (i) have been duly authorized and validly issued to the persons listed on
Exhibit I hereto, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the



                                       2.

Shares are as stated in the Restated Certificate. The Conversion Shares have been duly and validly reserved for issuance. Other than as set forth on Exhibit I, and except as may be granted pursuant to the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Restated Certificate, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

         2.5 The Company hereby represents and warrants to the Additional Purchasers that the representations and warranties of the Company made in
Section 3 of the Purchase Agreement are true and correct in all material respects as of the date of the Second Closing except (i) as set forth on the updated Schedule of Exceptions attached as Exhibit B to this First Amendment
(ii) the references in such representations to the unaudited balance sheet of the Company as at June 30, 1996, the unaudited consolidated statement of income and cash flows for the six month period ending on June 30, 1996, and as to changes since such date shall be deemed to refer to the unaudited balance sheet of the Company as of December 31, 1996, and the unaudited statement of income and cash flows for the twelve month period ending on December 31, 1996, copies of which are attached hereto as Exhibit C and (iii) with respect to the purchase of the Additional Shares hereunder, references to the "Restated Certificate of Incorporation" of the Company shall be deemed to refer to the Restated Certificate of Incorporation, as amended by the Certificate of Amendment attached hereto as Exhibit D (the "Certificate of Amendment").

3. CONDITIONS TO ADDITIONAL OBLIGATIONS AT THE SECOND CLOSING. In lieu of the conditions of the Additional Purchasers' obligations at the Closing set forth in
Section 5 of the Purchase Agreement, the Additional Purchasers' obligations to purchase the Additional Shares at the Second Closing are subject to the satisfaction, at or prior to the Second Closing, of the following conditions:

         3.1 REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of Closing with the same force and effect as if they had been made on such date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Second Closing.

         3.2 LEGAL INVESTMENT. On the date of the Second Closing, the sale and issuance of the Additional Shares, and the proposed issuance of the Conversion Shares, shall be legally permitted by all laws and regulations to which the Additional Purchasers and the Company are subject.

         3.3 CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions


                                       3.

contemplated by the Purchase Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Second Closing).

         3.4 FILING OF CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE. The Certificate of Amendment to the Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

         3.5 CORPORATE DOCUMENTS. The Company shall have delivered to the Additional Purchasers or their counsel, copies of all corporate documents of the Company as the Additional Purchasers shall reasonably request.

         3.6 RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

         3.7 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Additional Purchasers a Compliance Certificate, executed by the President of the Company, dated the date of the Second Closing, to the effect that the conditions specified in Sections 3.1, 3.3, 3.4 and 3.6 have been satisfied.

         3.8 INVESTOR RIGHTS AGREEMENT. The Company, the requisite parties to the Investor Rights Agreement dated July 18, 1996, and the Additional Purchasers shall have entered into an amendment to such agreement to provide that the Additional Purchasers shall be deemed to be an "Investor" thereunder.

         3.9 SHAREHOLDERS AGREEMENT. The Company, the requisite parties to the Shareholder Agreement dated July 18, 1996 and the Additional Purchasers shall have entered into an amendment to such agreement to provide that the Additional Purchasers shall be deemed to be an "Investor" thereunder.

         3.10 LEGAL OPINION. The Additional Purchasers shall have received from legal counsel to the Company an opinion addressed to it, dated as of the Second Closing, in substantially the form rendered at the Initial Closing.

         3.11 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Second Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Additional Purchasers and its special counsel, and the Additional Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

4. COUNTERPARTS. This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.



                                       4.

5. OTHER TERMS AND CONDITIONS. All other terms and conditions of the Purchase Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO THE SERIES A AND SERIES B PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                     INITIAL PURCHASERS:

  REQUISITE TECHNOLOGY, INC.                 MOHR, DAVIDOW VENTURES IV, L.P.
                                             BY: FOURTH MDV PARTNERS, L.L.C.,
                                                 GENERAL PARTNER



  By: /s/ PAUL JERDE                         By: /s/ NANCY J. SCHOENDORF
     --------------------------                 --------------------------------
                                                   Member
  Name: Paul Jerde
       ------------------------
  Title: CEO                                 MDV IV ENTREPRENEURS' NETWORK FUND,
        -----------------------              L.P.
                                             BY: FOURTH MDV PARTNERS, L.L.C.,
                                                 GENERAL PARTNER


                                             By: /s/ NANCY J. SCHOENDORF
                                                --------------------------------
                                                   Member
                                             /s/ JEFFREY R. JERDE
                                             -----------------------------------
                                             Jeffrey R. Jerde

                                             /s/ PATRICIA A. JERDE
                                             -----------------------------------
                                             Patricia A. Jerde

                                             /s/ LAWRENCE N. PECKHAM
                                             -----------------------------------
                                             Lawrence N. Peckham

                                             /s/ TRESSA C. PECKHAM
                                             -----------------------------------
                                             Tressa C. Peckham

                                             /s/ THOMAS G. WASHING
                                             -----------------------------------
                                             Thomas G. Washing

                                             CORPORATE EXPRESS, INC.

                                             By: /s/ MICHAEL JONES
                                                --------------------------------
                                             Name: Michael Jones
                                                  ------------------------------
                                             Title: VP Information System
                                                   -----------------------------

                                             ADDITIONAL PURCHASERS:

                                             SEQUEL LIMITED PARTNERSHIP
                                             BY: SEQUEL VENTURE PARTNERS L.L.C.


                                             BY: /s/
                                                --------------------------------
                                                   Manager
                                             /s/ MICHAEL JONES
                                             -----------------------------------
                                             Michael Jones
                                             /s/ LYNNE JONES
                                             -----------------------------------
                                             Lynne Jones

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


                                            SERIES A         SERIES B                              AGGREGATE
       NAME AND ADDRESS                      STOCK            STOCK             CASH             PURCHASE PRICE
       ----------------                    ---------         --------           -----            --------------
INITIAL PURCHASER (FIRST CLOSING)

Mohr, Davidow Ventures IV, L.P.                    0        1,591,161        $2,539,004.78       $ 2,880,001.41(1)
3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, CA  94025
Attn:  Nancy J. Schoendorf

MDV IV Entrepreneurs' Network Fund, L.P.           0           66,298          $105,791.11       $   119,999.38(2)
3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, CA  94025
Attn:  Nancy J. Schoendorf

Jeffrey R. and Patricia A. Jerde                   0           55,248          $      0.00       $    99,998.88(3)
Minnesota River School of Fine Arts
190 South River Ridge Circle
Burnsville, MN  55337

Lawrence N. and Tressa C. Peckham                  0           13,812          $ 24,999.72       $    24,999.72
601 St. Andrews Lane
Louisville, CO  80027

Thomas G. Washing                                  0           27,624          $ 49,999.44       $    49,999.44
497 So. Cedar Brook Road
Boulder, CO  80304

----------

(1) Includes conversion of outstanding notes, dated April 26, 1996 and July 2, 1996, in the aggregate amount of $244,638.87 (including interest) and $96,357.76 (including interest), respectively.

(2) Includes conversion of outstanding notes, dated April 26, 1996 and July 2, 1996 in the aggregate amount of $10,193,39 (including interest) and $4,014.88 (including interest), respectively.

(3) Consists of conversion of an outstanding note, dated March 6, 1996. The unpaid principal and all accrued interest will be repaid by the Company upon the Initial Closing.

Corporate Express, Inc.                      189,630(4)       138,122(5)     $         0.00                     (6)
325 Interlocken Parkway
Broomfield, CO  80021

ADDITIONAL PURCHASERS (SECOND CLOSING)
Sequel Limited Partnership                         0        1,088,399        $ 1,970,002.19       $ 1,970,002.19
4430 Arapahoe Avenue
Suite 220
Boulder, CO 80303
Attn:  Thomas G. Washing

Michael and Lynne Jones                            0           16,574         $   29,998.94       $    29,998.94
607 Augusta Drive
Louisville, CO 80027

----------

(4) Additionally, CEI shall receive (i) the First Warrant to purchase 147,790 shares of Series A Stock at $.10 per share and (ii) the Second Warrant to purchase 20,000 shares of Common Stock at $.01 per share.

(5) Does not include the purchase of up to 121,547 shares of Series B Preferred stock pursuant to Section 2.3(b).

(6) Consists of conversion of an outstanding note (together with all accrued interest) in the amount of $256,000, dated November 23, 1994, for the purchase of Series A Stock and conversion of five outstanding notes (together with all accrued interest) in the aggregate amount of $250,000, dated as of November 21, 1995, January 5, 1996 January 24, 1996, February 20, 1996 and April 2, 1996 for the purchase of Series B Stock.

                                    EXHIBIT B

                         UPDATED SCHEDULE OF EXCEPTIONS

                                    EXHIBIT C

                              FINANCIAL STATEMENTS

                             DATED DECEMBER 31, 1996

                                    EXHIBIT D

               CERTIFICATE OF AMENDMENT TO RESTATED CERTIFICATE OF
                                 INCORPORATION